UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2005
SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On November 23, 2005, SS&C Technologies, Inc. (the “Company”) completed its merger (the “Merger”) with Sunshine Merger Corporation (“Merger Co”), a wholly owned subsidiary of Sunshine Acquisition Corporation (“Sunshine”) pursuant to the Agreement and Plan of Merger, dated as of July 28, 2005, as amended on August 25, 2005, by and among Sunshine, Merger Co and the Company (the “Merger Agreement”). Sunshine was formed by investment funds associated with the private equity investment firm, The Carlyle Group (“Carlyle”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger, the Company notified The NASDAQ National Market on November 23, 2005 that each share of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger (the “Common Stock”), was canceled and automatically converted into the right to receive $37.25 in cash, without interest and less any applicable withholding taxes.

Item 3.03.	Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement, each share of the Common Stock was canceled and automatically converted into the right to receive $37.25 in cash, without interest and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.
     On November 23, 2005, pursuant to the terms of the Merger Agreement, Carlyle consummated the acquisition of the Company through the Merger of Merger Co with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company is 100% owned by Sunshine. Sunshine is held by investment funds associated with Carlyle and William C. Stone, our Chief Executive Officer.
     The aggregate purchase price paid for all of the shares of the Common Stock and options to purchase shares of the Common Stock in the Merger was approximately $941 million. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt securities, as well as by equity financing from Carlyle and William C. Stone.

Item 8.01.	Other Events.
     On November 23, 2005, the Company issued a press release announcing the consummation of its merger with Sunshine.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: November 23, 2005	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 23, 2005, issued by SS&C Technologies, Inc.